Exhibit 4.2

SPECIMEN CLASS A COMMON STOCK CERTIFICATE

CERTIFICATE NUMBER ________	SHARES

UNSDG ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP: 90312P 108

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF PAR VALUE $0.0001 EACH OF CLASS A

COMMON STOCK OF

UNSDG ACQUISITION CORP.

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Chairman	Chief Financial Officer

UNSDG ACQUISITION CORP.
CORPORATE SEAL

2021
DELAWARE

UNSDG ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares of common stock represented thereby are issued and shall be held subject to all the provisions of the amended and restated certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issuance of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship
                              and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors

Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________________________

________________________________________________________________________________________________

__________________________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________________ Attorney

to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated ______________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

________________________________________________________________________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated [•], 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the shares of Class A common stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by [•], 2023 (or such later date as the Company’s amended and restated certificate of incorporation may be amended to provide for), (ii) the Company offers to redeem the shares of Class A common stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the ability of holders of Class A common stock sold in the Company’s initial public offering to seek redemption in connection with the Company’s initial business combination or the Company’s obligation to redeem 100% of such common stock if it does not consummate an initial business combination by [•], 2023 or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and the holder(s) of this certificate elects to have the shares of Common Stock held by him, her or it redeemed pursuant to that offer, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.